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                                EXHIBIT 10.23

                        [Humboldt Bancorp Letterhead]

     This Employment Agreement (this "Agreement") is entered into as of April 14, 2002 by and between Humboldt Bancorp, a California banking corporation ("Employer"), and Robert M. Daugherty (the "Executive").

                                    RECITAL:

     The parties desire to set forth the terms of Executive's employment with Employer.


     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Defined terms used herein are capitalized and, where not expressly defined in a separate section hereof, the definitions thereof are set forth in Section 19.

     2. Employment. Employer hereby employs Executive and Executive hereby accepts employment during the Term of Employment upon the terms and conditions herein set forth.

     3. Term of Employment. Employer agrees to continue Executive's employment, and Executive agrees to remain in employment with Employer, from April 15, 2002 (the "Commencement Date") until the earliest of (i) April 15, 2005 or (ii) the date on which Executive's employment with Employer terminates pursuant to
Section  13(a),  (b),  (c),  (d),  (e) or  (f),  as  applicable  (the  "Term  of
Employment").  Unless earlier  terminated  pursuant to Section 13(a),  (b), (c),
(d), (e) or (f), as applicable, this Agreement shall be automatically renewed for successive one-year terms unless Employer gives Executive written notice of non-renewal not less than 120 days prior to the end of the term.

     4. Duties. Executive is employed as President and Chief Executive Officer and, under the direction of the Board of Directors, shall perform and discharge well and faithfully the duties that may be assigned to him from time to time by the Board of Directors in connection with the conduct of Employer's business. In his capacity as President and CEO, Executive shall perform the customary duties of President and CEO of a California commercial bank holding company including but not limited to:

     (a) Participating in community affairs which are beneficial to Employer;

     (b) Maintaining a good relationship with Employer and shareholders;

     (c) Maintaining a good relationship with regulatory authorities; and

     (d) Providing leadership in planning and implementing the affairs of Employer.

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     5. Extent of Service.  Executive  shall  devote his entire  business  time, attention, and energies to the business of Employer during the term of Executive's employment with Employer. The foregoing, however, shall not preclude Executive from engaging into appropriate civic, charitable, or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and services do not interfere or conflict with his responsibilities to Employer.

     6. Appointment to Board of Directors. Employer hereby agrees that Executive shall remain a member of the Board of Directors of Employer for so long as Executive is elected to a position on the board by the shareholders of Employer, or until this Agreement has been terminated. During the period of Executive's election to the Board of Directors, Executive shall serve as a member of any or all committees to which he is appointed, except the Audit Committee. Executive also hereby agrees to accept appointment to other boards of directors and committees of subsidiary and related organizations of Employer. Executive shall fulfill all of Executive's duties as a board and/or committee member without additional compensation. Upon the termination of this Agreement as provided herein by either Executive or Employer, Executive agrees to immediately resign from the Board of Directors, from all committees and from all corporate offices of Employer and from all of Employer's subsidiaries and affiliates.

     7. Compensation.

     (a) Salary. During the Term of Employment, Employer shall pay Executive a base salary at the annual rate of $260,000 payable in accordance with the standard payroll procedures of Employer but not less than one time monthly. Executive's base salary shall be increased annually effective on January 1 of each year to reflect such changes as Employer determines appropriate, based on Executive's performance for the most recent performance period.

     (b) Incentive Programs. During the Term of Employment, Executive shall be entitled to participate in any annual and longer-term incentive programs adopted by Employer and which cover employees in positions comparable to that of Executive. Specifically, and not in limitation of the above, Executive shall be entitled to a guaranteed first-year bonus at the end of Executive's first full year of service in the amount of $130,000, with bonuses thereafter based upon performance up to one hundred percent (100%) of Executive's base salary existing at the time of any such bonus.

     (c) Stock Options. Executive will be granted stock options (at Market Value as of the close of trading on the date of grant) in Humboldt
Bancorp according to the following schedule:

     (i) 150,000 shares to be granted as of the Commencement Date.

     (ii) 50,000 shares to be granted on January 1, 2003.

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     (iii) 50,000 shares to be granted on January 1, 2004.

     (iv) 23,000 shares to be granted on January 1, 2005.

     Each such grant shall vest in Executive 33-1/3% at the time of the grant, and 33-1/3% on each of the next two succeeding anniversaries of the grant.

     (d) Relocation Expenses. Executive shall be entitled to reimbursement in full of all reasonable expenses incurred in relocating to Sacramento, California from his present residence, including but not limited to professional moving expenses and necessary travel for Executive. Employer will also pay Executive an amount equal to the income tax that Executive may be required to pay for this benefit and for the amount paid to pay the income tax.

     (e) Expenses. Executive shall be entitled to prompt reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the Term of Employment, subject to the presentment of appropriate vouchers and receipts in accordance with Employer's policies.

     (f) Deferred Compensation. Executive will be entitled to defer income, at his option, through a Deferred Compensation Plan.

     (g) Club Memberships. Employer will pay the cost of a membership in the Sutter Club and of a golf membership in a country club mutually acceptable to both Executive and Employer located in or around Sacramento, California. Employer will also pay Executive an amount equal to the income tax that Executive may be required to pay for this benefit and for the amount paid to pay the income tax.

     8. Employee Benefits. During the Term of Employment, Executive shall be entitled to participate in employee benefit plans or programs of Employer, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Executive shall be entitled to immediate participation in all employee benefit plans or programs of Employer. If
Executive must wait to participate then Employer will pay the cost of Executive's participation in a similar plan or program until Executive may participate. Employer shall have no duty under this agreement to give Executive any additional compensation to cover life insurance premiums or to maintain any life insurance on Executive's life.

     9. Retirement Plan. Executive shall be entitled to participate in any retirement plans offered to other employees of Employer such as Executive's participation in Employer's 401(k) plan.

     10. Vacation. During the term of employment Executive shall be entitled to vacation leave at full salary at the discretion of Executive as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of four
(4) weeks per year; provided that at least once each year Executive is required to be absent from his duties with Employer for a period of at least ten (10)

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consecutive  business days,  all or any portion of which may be vacation  leave.
The length of vacation at any one time should not exceed two (2) weeks without the approval of the Board of Directors. In the event that Executive is unable for any reason to take the total amount of vacation time authorized herein during any year, he may accrue that time and add it to vacation time for the following year, provided that no more than two (2) weeks can be carried over in any given year.

     11. Surety Bond. Executive agrees to furnish all information and take any other steps necessary to enable Employer to obtain and maintain a fidelity bond conditioned on the rendering of a true account by Executive of all moneys, goods, or other property which may come into the custody, charge, or possession of Executive during the Term of Executive's employment. The surety company issuing such bond and the amount of the bond must be acceptable to Employer. All premiums on the bond shall be paid by Employer. If Executive cannot personally qualify for a surety bond at any time during the Term of this Agreement, Employer shall have the option to terminate this Agreement immediately and said termination shall be deemed to be a termination for Cause.

     12. Moral Conduct. Executive agrees to conduct himself at all times with due regard to public conventions and morals and to abide by and reflect in his personal actions all of the Code of Ethics as adopted by Employer for Employer and its subsidiaries and affiliates from time to time. Executive further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonably tend to shock or offend any community in which Employer or any of its subsidiaries or affiliates engages in business, or to prejudice Employer or the banking industry in general.

     13. Termination. Notwithstanding the provisions of Section 3 hereof, the Term of Employment and Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) Death. The Term of Employment shall terminate upon Executive's death.

     (b) Disability. The Term of Employment shall terminate three (3) months after Employer gives Executive written notice that it intends to terminate his employment on account of Disability or on such later date as Employer specifies in such notice. If Executive resumes the performance of substantially all of his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked.

     (c) Voluntary Termination. Executive may terminate his employment with Employer at any time by giving Employer three (3) months' written notice thereof. The Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for Employer.

     (d) Termination for Good Reason. Executive may terminate his employment with Employer for Good Reason, as such term is defined in Section 19, by giving Employer thirty (30) days' notice of the matter or matters which, in Executive's

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opinion,  form the  basis  for Good  Reason  and a  statement  of his  intent to terminate his employment on such basis. If the basis for Good Reason is an alleged breach of this Agreement by Employer, such notice shall also include the basis upon which Executive believes the alleged breach constitutes Good Reason. If Employer cures its breach or the basis for Good Reason otherwise disappears within the thirty (30) day period following receipt of such notice, Executive shall either rescind his notice of intent to terminate and continue his employment, or terminate his employment under Section 14(c) hereof in which case his notice of breach hereunder shall be deemed to satisfy the notice requirement provided for under Section 14(c) hereof. If Employer fails to cure its breach within, or all other bases for Good Reason continue to the end of, the thirty
(30) day period following receipt of such notice, the Term of Employment shall end on the last day of the 30-day period following receipt of such notice. If Executive decides to terminate his employment as provided in Section 14(c) hereof, the Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for Employer.

     (e) Involuntary Termination Without Cause. Executive acknowledges and agrees that his employment is at will. Employer reserves the right to terminate Executive's employment at any time whatsoever without Cause by giving thirty
(30) days' written notice to Executive thereof. The Term of Employment shall terminate on the last day of the notice period, but Employer may require Executive to cease performing services at any time after such notice is given.

     (f) Involuntary Termination for Cause. Employer reserves the right to terminate Executive's employment for Cause. Employer shall give Executive written notice of the termination and the reasons therefor. The Term of Employment shall terminate immediately upon receipt of the notice.

     14. Benefits on Termination of Employment. If Executive's employment is terminated during the Term of Employment, Executive shall be entitled to receive payments and benefits as follows:

     (a) Death; Disability; Voluntary Termination; Termination for Cause.

          If employment is terminated under Section 13(a), (b), (c), or (f) hereof, Executive shall receive:

          (1) his base salary through the date the Term of Employment  ends,

          (2) any incentive compensation earned but not yet paid, and

          (3) reimbursement of expenses described in Section 7(d) hereof incurred but not yet reimbursed.

     (b) Change of Control.

          (i) At any time within the first year following a Change of

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     Control,  as defined in Section 19,  Executive shall have the right, at his sole option, to terminate this Agreement by giving Employer ninety (90) days' notice of his intent to terminate. If, following a Change in Control, either (A) Executive exercises his right to terminate this Agreement pursuant to this paragraph, or (2) within two (2) years of the effective date of such Change in Control Executive's employment is terminated under the provisions of Section 13(d) or (e) hereof or as a result of Employer's election not to extend this Agreement and the Term of Employment pursuant to Section 3 hereof, Executive shall receive:

          (1) The greater of (A) the amount of  Executive's  base  salary  under
     Section 7(a) hereof as in effect on the date of termination which would be due him pursuant to this Agreement from the date of termination to the end of the Term of Employment, plus an amount equal to Executive's bonus for the year immediately preceding any such termination multiplied by the number of months remaining to the end of the Term of Employment divided by twelve (12), or (B) two (2) times the sum of said base salary plus Executive's bonus for the year immediately preceding any such termination. For purposes of the above calculation, if the Change of Control occurs prior to payment of Executive's bonus for the year 2002, the guaranteed first-year bonus will be used in such calculation;

          (2) Any incentive compensation earned but not yet paid;

          (3) Reimbursement of expenses described in Section 7(d) hereof incurred but not yet reimbursed; and

          (4) Immediate grant of any options specified in Section 7(c) that have not been granted and acceleration of vesting of all stock options granted to Executive.

          (ii) The payment to which Executive is entitled pursuant to Section 14(b)(i)(1) hereof shall be paid in a single installment within forty-five
     (45) days of the last day on which he performs services as an employee of Employer, with no percent value or other discount or, at Executive's option, on a deferred basis with no premium.

          (iii) During the 90-day period commencing on the date his Term of Employment ends under Section 13(d) or (e) hereof, Executive (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by Employer, including life, disability and health insurance programs, as if he were still an employee of Employer. Where applicable, Executive's salary for purposes of such plans shall be deemed to be equal to his annual salary in effect immediately prior to his termination. To the extent that Employer finds it not feasible to obtain coverage for Executive under its group insurance policies during such 90-day period, Employer shall provide Executive with individual policies which offer at least the same level of coverage and which impose not more than the same costs on Executive. The foregoing

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     notwithstanding,   in  the  event  that  Executive   becomes  eligible  for
     comparable group insurance coverage in connection with new employment, the coverage provided by Employer under this Section 14(b)(iii) shall terminate immediately upon Executive's eligibility for coverage. Any group health continuation coverage that Employer is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Section 14(b)(iii) terminates.

          (iv) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 14(b) (whether by seeking new employment or otherwise) and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

          (c)   Involuntary   Termination;    Termination   for   Good   Reason.

               (i) If Executive's employment is terminated under the provisions of Section 13(d) or (e) hereof and such termination is not within two
          (2) years following a Change of Control, Executive shall receive:

               (1) The greater of (A) the amount of Executive's base salary under Section 7(a) hereof as in effect on the date of termination which would be due him pursuant to this Agreement from the date of termination to the end of the Term of Employment, plus an amount equal to Executive's bonus for the year immediately preceding any such termination multiplied by the number of months remaining to the end of the Term of Employment divided by twelve (12), or (B) two (2) times the sum of said base salary plus Executive's bonus for the year immediately preceding any such termination. For purposes of the above calculation, if the termination occurs prior to payment of Executive's bonus for the year 2002, the guaranteed first-year bonus will be used in such calculation;

               (2) Any incentive compensation earned but not yet paid;

               (3) Reimbursement of expenses described in Section 7(d) hereof incurred but not yet reimbursed; and

               (4) Immediate acceleration of vesting of all stock options which have been granted to Executive prior to the date of termination.

               (ii) The  payment to which  Executive  is  entitled  pursuant  to
          Section 14(c)(i)(1) hereof shall be paid in a single installment within forty-five (45) days of the last day on which he performs services as an employee of Employer, with no percent value or other discount or, at Executive's option, on a deferred basis with no premium.

               (iii) During the 90-day period commencing on the date his Term of Employment ends under Section 13(d) or (e) hereof, Executive (and,

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          where  applicable,  his  dependents)  shall be  entitled  to  continue participation in the group insurance plans maintained by Employer, including life, disability and health insurance programs, as if he were still an employee of Employer. Where applicable, Executive's salary for purposes of such plans shall be deemed to be equal to his annual salary in effect immediately prior to his termination. To the extent that Employer finds it not feasible to obtain coverage for Executive under its group insurance policies during such 90-day period, Employer shall provide Executive with individual policies which offer at least the same level of coverage and which impose not more than the same costs on Executive. The foregoing notwithstanding, in the event that Executive becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by Employer under this Section 14(c)(iii) shall terminate immediately upon Executive's eligibility for coverage. Any group health continuation coverage that Employer is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Section 14(c)(iii) terminates.

               (iv) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 14(c) (whether by seeking new employment or otherwise) and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.


         (d)  Continuation of Salary and Benefits.

               Except as otherwise expressly provided in this Section 14 or elsewhere in this Agreement, or as required by law, all of Executive's employee benefits and compensation shall cease on the last day on which he performs services as an employee of Employer.


               15. Locations of Performance. Executive's services shall be performed primarily in California. The parties acknowledge, however, that Executive may be required to travel in connection with the performance of his duties hereunder.


               16. Proprietary Information.

               (a) Executive agrees to comply fully with Employer's policies relating to non-disclosure of Employer's trade secrets and proprietary information and processes, including information regarding Employer's subsidiaries, affiliates, customers and prospective customers. Without limiting the generality of the foregoing, Executive will not, whether during or after the term of his employment by Employer, disclose any such secrets, information, or processes to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation, or other entity (except Employer) under any circumstances during or after the term of his employment, provided that after the term of his employment, this provision shall not apply to secrets, information, and processes that are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information, or processes entering the public domain without Employer's consent).


               (b) Executive hereby sells, transfers, and assigns to Employer all of the entire right, title, and interest of Executive in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by Executive, solely or jointly, during the term of this Agreement, except to the extent prohibited by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit
          A. Executive shall communicate promptly and disclose to Employer, in such form as Employer requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements; and, whether during the term hereof or thereafter, Executive shall execute and deliver to Employer such formal transfers and assignments and such other papers and documents as may be required of Executive to permit Employer to file and prosecute any patent applications relating to such inventions, ideas, disclosures, and improvements and, as to copyrightable material, to obtain copyright thereon.

               (c) Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

                    (i) publicly known (or becomes  publicly  known) without the fault or negligence of Executive;

                    (ii) received from a third party without restriction and without breach of this Agreement;

                    (iii) approved for release by written authorization of Employer; or

                    (iv) required to be disclosed by law; provided, however, that in the event of a proposed disclosure pursuant to this subsection 16(c)(iv), the recipient shall give Employer prior written notice before such disclosure is made.

               (d) Executive agrees that in the event that Executive's employment terminates for any reason, Executive shall promptly deliver to Employer all property belonging to Employer, including all documents and materials of any nature pertaining to Executive's employment with Employer.

               (e) This Section shall survive the expiration or any earlier termination of this Agreement.


               17. Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

          18.  Successors.

     (a) Employer's Successors. Employer shall require any successor to all or substantially all of Employer's business and/or assets and liabilities (whether by purchase, merger, consolidation, reorganization, liquidation or otherwise) to assume and expressly agree to perform this Agreement in the same manner and to the same extent as Employer would be required to perform if there were no succession. Employer's failure to obtain an assumption agreement in form and substance reasonably acceptable to Executive by the effective date of such succession shall constitute a breach of Employer's obligations to Executive under this Agreement as of the effective date of such succession and shall entitle Executive to all of the payments and other benefits described in Section 14(b) hereof.

     (b) Executive's Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, it being agreed by Executive that Executive cannot assign or make subject to an option any of Executive's rights, including rights to payments and benefits, under this Agreement.


     19. Definition of Terms. The following terms used in this Agreement when capitalized have the following meanings:

     (a)   "Board  of   Directors"   means   Employer's   board  of   directors.

     (b) "Cause" means that Executive has:

          (i) willfully breached or habitually neglected the duties which he was required to perform under the terms of this Agreement or the policies of Employer, or

          (ii) committed act(s) of dishonesty, theft, embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against Employer, its subsidiaries, affiliates, shareholders or employees, or which adversely impact the interest of Employer.

     (c) "Change of Control" means:

          (i) Employer is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

          (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by Employer's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) of Employer cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) a sale of substantially all of the assets of Employer; or

          (iv) any other change of control of Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not Employer is then subject to such reporting requirement; provided, however, without limitation, that such a Change of Control shall be deemed to have occurred if any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) acquires securities in Employer so as to become the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities thereof representing 25% or more of the combined voting power of Employer's then outstanding securities.

     Notwithstanding the foregoing provisions of this Section 19(c), a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of Employer (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by Employer for its employees.

     (d) "Disability" means that Executive has been unable to perform the essential functions of his job under this Agreement, with or without reasonable accommodation, for a period of three (3) consecutive months as the result of his incapacity due to physical or mental illness.

     (e) "Good Reason" means any of (i) a material reduction in Executive's compensation under Section 7 hereof or benefits under Sections 8, 9, or 10 hereof, (ii) a material reduction in Executive's title or responsibilities,
(iii) a relocation of Executive's principal office so that Executive's one-way commute distance from his residence is increased by more than forty (40) miles,
(iv) failure of Employer's successor to assume and perform this Agreement as contemplated by Section 18(a) hereof, or (v) any material breach by Employer of this Agreement.

     20. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to Executive at his residence maintained on Employer's records, or to Employer at its executive offices, or such other addresses as either party shall notify the other in accordance with the above procedure.

     21. Force Majeure. Neither party shall be liable to the other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State, territory, or political subdivision thereof or of the District of Columbia; fires; floods;

epidemics; quarantine restrictions; strikes; or freight embargoes. Notwithstanding the foregoing provisions of this Section 21, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

     22. Integration. This Agreement and any attachments, schedules, and exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral, regarding Executive's employment at Employer and all rights, privileges and benefits related thereto. Without limiting the generality of the foregoing, Executive acknowledges and agrees that, effective on the Commencement Date, the terms and conditions of this Agreement will supplant any different terms and conditions that previously existed or governed his employment with Employer. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     23. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

     24. Savings Clause. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     25. Authority to Contract. Employer warrants and represents that it has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which Employer is a party or by which it may be bound. Employer further warrants and represents that the individuals executing this Agreement on behalf of Employer have the full power and authority to bind Employer to the terms hereof and have been authorized to do so in accordance with Employer's corporate organization.

     26. Dispute Resolution.

     (a) Any controversy or claim between Employer and Executive arising from or relating to this Agreement or any agreement or instrument delivered under or in connection with this Agreement, including any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, shall, at the option of Executive or Employer, be submitted to arbitration, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS") in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U.S. Code. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 26(a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction.

     (b) No provision of, or the exercise of any rights under, Section 26(a) hereof shall limit the right of any party to exercise self help remedies or to obtain provisional or ancillary remedies, such as injunctive relief from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

     (c) If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement or any agreement or instrument delivered under or in connection with this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     27. Remedies. In the event of a breach by Executive of Section 16 of this Agreement, in addition to other remedies provided by applicable law, Employer will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Section.

     28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     29. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         [The remainder of this page intentionally left blank.]

     30. Advice of Counsel. Before signing this Agreement, Executive either (i) consulted with and obtained advice from his independent legal counsel in respect to the legal nature and operation of this Agreement, including its impact on his rights, privileges and obligations, or (ii) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day herein first above written.




                                        EXECUTIVE


                                        -------------------------------------




                                        HUMBOLDT BANCORP


                                        -------------------------------------
                                        President & Chief Executive Officer


                                        -------------------------------------
                                        Chairman of the Board of Directors

                                 EXHIBIT A
                   CALIFORNIA LABOR CODE SECTION 2870


Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using Employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

          (i) Relate at the time of conception or reduction to practice of the invention to Employer's business, or actual or demonstrably anticipated research or development of Employer.

          (ii) Result from any work performed by the employee for Employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.